EXHIBIT 10 (w)

AMENDMENT AGREEMENT

This Amendment Agreement (“Agreement”), dated as of October 4, 2023, is made by and between JGB Capital, LP, JGB Partners, LP and JGB (Cayman) Sussex Ltd. (collectively, the “Holders” and each a “Holder”), Enzo Biochem, Inc., a New York corporation (the “Company”), JGB Collateral LLC, a Delaware limited liability company (the “Agent”), as agent for the Holders, and Person executing this Agreement as “Guarantor”.

WHEREAS, the Holder and the Company entered into a Securities Purchase Agreement dated as of May 19, 2023 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Purchase Agreement”), whereby the Company issued to the Holders, and the Holders acquired from the Company, 10% Original Issue Discount Senior Secured Debentures, in the aggregate original principal amount of $7,608,696 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with their provisions collectively, the “Debentures” and each a “Debenture”); and

WHEREAS, the Holders, the Agent and the Company desire to amend certain terms of the Purchase Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Agreement shall have the respective meanings given such terms in the Purchase Agreement or the Debentures, as applicable.

2. Reconfirmation of Subsidiary Guaranty. Each Guarantor acknowledges this Agreement and ratifies and confirms that the Subsidiary Guarantee executed by such Guarantor is not released, diminished, impaired, reduced, or otherwise adversely affected by this Agreement and continues to guarantee and assure the full payment and performance of all present and future obligations under the Debentures (as amended by this Agreement) and the other Transaction Documents.

3. Amendment to the Purchase Agreement. Effective as of the date hereof, the parties amend the Purchase Agreement as follows:

(a) Section 1.1 of the Purchase Agreement is hereby amended by deleting the definition of “2nd Lien Mortgage” in its entirety and striking the reference to “the 2nd Lien Mortgage” in the definitions of “Security Documents” and “Transaction Documents”.

(b) Section 2.4 of the Purchase Agreement is amended and restated in its entirety by replacing such Section 2.4 with the following:

“2.4 Intentionally Omitted.”

4. Amendment to the Transaction Documents. Effective as of May 19, 2023, the parties amend the Transaction Documents as follows:

(a) All references, if any, to “Enzo Life Sciences (ELS) AG” are deleted in their entirety.

5. Reimbursement of Expense Advance. Within five (5) Business Days after the execution of this Agreement, the Holders will refund $56,792.06 advanced to the Holders to cover their costs and expenses in connection with the Transaction Documents.

6. Transaction Documents. This Agreement is a Transaction Document. In addition, all references in the Transaction Documents to the Purchase Agreement shall be deemed to mean the Debentures as amended by this Agreement. This Agreement, together with the Transaction Documents, are the entire agreement among the parties with respect to the subject matter hereof.

7. No Modification. Except as expressly set forth in Sections 3 and 4 of this Agreement, nothing contained in this Agreement shall be deemed or construed to, and does not, amend, supplement or modify the Debentures or the other Transaction Documents or otherwise affect the rights, remedies and/or obligations of any party thereto, all of which remain in full force and effect.

8. Successors and Assigns; Survival. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto, and each of their respective successors and assigns. The representations and warranties of the Company and the Guarantors shall survive the consummation of the transactions contemplated by this Agreement.

9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The parties agree that the state and federal courts located in New York County, New York shall have exclusive jurisdiction over any action, proceeding or dispute arising out of this Agreement and the parties submit to the personal jurisdiction of such courts.

10. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOPF, the parties hereto have executed this Agreement as of the date first above written.

Enzo Bioghem, Inc., as the Company		Enzo Therapeutics, Inc., as Guarantor

By	/s/ Patricia Eckert	By	/s/ Patricia Eckert
Name:	Patricia Eckert	Name:	Patricia Eckert
Title:	Interim CFO	Title:	Interim CFO

Enzo Realty LLC, as Guarantor		Enzo Realty II LLC, as Guarantor

By	/s/ Patricia Eckert	By	/s/ Patricia Eckert
Name:	Patricia Eckert	Name:	Patricia Eckert
Title:	Interim CFO	Title:	Interim CFO

Enzo Clinical Labs, Inc., as Guarantor		Enzo Life Sciences, Inc., as Guarantor

By	/s/ Patricia Eckert	By	/s/ Patricia Eckert
Name:	Patricia Eckert	Name:	Patricia Eckert
Title:	Interim CFO	Title:	Interim CFO

JGB (Cayman) Sussex Ltd., as Holder

By	/s/ Brett Cohen
Name:	Brett Cohen
Title:	President

JGB Capital, LP, as Holder		JGB Partners, LP, as Holder

By	/s/ Brett Cohen	By	/s/ Brett Cohen
Name:	Brett Cohen	Name:	Brett Cohen
Title:	President	Title:	President

JGB Collateral LLC, as Agent

By	/s/ Brett Cohen
Name:	Brett Cohen
Title:	President

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